UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014 (January 30, 2014)

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

(310) 860-2501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 27, 2014, First Physicians Capital Group, Inc. (the “Company”) effected a 1-for-2,000 share reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.01 per share (the “Common Stock”). The Reverse Stock Split reduced the number of record holders of the Common Stock to fewer than 300. The Company intends to file a Form 15 with the Securities and Exchange Commission (“SEC”) to terminate the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and to suspend its reporting obligations under Section 15(d) of the Exchange Act. In connection with the filing of the Form 15, this Current Report on Form 8-K (the “Report”) is being filed to disclose certain historical events occurring in the past three fiscal years that were not previously reported on a Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

2009 Bridge Note Default Waiver

During the fiscal year ended September 30, 2009, the Company entered into a bridge financing transaction (the “2009 Bridge Financing”) which was consummated in three separate closings with various lenders, including SMP Investments, LLC (“SMP”), Anthony J. Ciabattoni and William A. Houlihan. SMP, Mr. Ciabattoni and Mr. Houlihan each hold a 10% or greater voting interest in the Company and Mr. Houlihan is a member of the Company’s Board of Directors. On April 7, 2014, the Company paid all outstanding principal and accrued interest on the 2009 Bridge Notes.

On January 30, 2014, each lender in the 2009 Bridge Financing agreed to waive any prior Event of Default (as that term is defined in the bridge notes issued in the 2009 Bridge Financing).

The foregoing description of the waiver of prior Events of Default is qualified in its entirety by reference to the Form of Waiver of Default, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

2012 Bridge Note Default Waiver and Extension

Beginning in February 2012, the Company entered into a staggered bridge financing transaction (the “2012 Bridge Financing”) whereby it entered into three promissory notes, in the aggregate principal amount of $1,279,000 (the “2012 Bridge Notes”), with SMP, Mr. Ciabattoni and Mr. Houlihan (the “2012 Lenders”). The 2012 Bridge Notes funded as follows; $340,000, $320,000, $390,000 and $229,000 in February, March, April, and May of 2012, respectively. The 2012 Bridge Financing was considered a related party transaction. The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the fiscal year ended September 30, 2013, in installments of $225,000 and $1,054,000, respectively. On April 7, 2014, the Company paid the outstanding accrued interest related to the 2012 Bridge Notes.

On January 30, 2014, each 2012 Lender agreed to waive any prior Event of Default (as that term is defined in the 2012 Bridge Notes) and the maturity of the 2012 Bridge Notes was extended until June 30, 2014.

The foregoing descriptions of the waiver of prior Events of Default and the extension of the maturity of the 2012 Bridge Notes are qualified in their entirety by reference to the Form of Waiver of Default and Form of 2012 Bridge Notes, copies of which are filed as Exhibit 10.2 and 10.3, respectively, to this Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of 2009 Bridge Note Waiver of Default

10.2	Form of 2012 Bridge Note Waiver of Default

10.3	Form of 2012 Promissory Note (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Securities and Exchange Commission on April 4, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: December 5, 2014	By:	/s/ Sean Kirrane
Sean Kirrane President and Chief Executive Officer

3